UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2009

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2009, Angel.com Incorporated (the “Subsidiary”), a wholly owned subsidiary of MicroStrategy Incorporated (the “Company”), adopted (i) a 2009 Stock Incentive Plan (the “Plan”) and (ii) a form of stock option agreement (the “Form Agreement”) for use in granting stock options pursuant to the Plan. Under the Plan, employees, officers, directors, consultants and advisors of the Subsidiary are eligible to be granted options, restricted stock awards and other awards with respect to, in the aggregate, up to 1,500,000 shares of the Class A Common Stock of the Subsidiary. Grants of awards under the Plan may be made in the discretion of the Board of Directors of the Subsidiary or, to the extent permitted under the terms of the Plan, one or more authorized committees or subcommittees of the Board of Directors or one or more authorized executive officers of the Subsidiary. Certain executive officers of the Company are eligible to be granted awards under the Plan by virtue of their positions as officers and directors of the Subsidiary. This summary of the Plan and Form Agreement is qualified in its entirety by reference to the full text of the Plan and Form Agreement, copies of which are attached as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Angel.com Incorporated 2009 Stock Incentive Plan

99.2	Form of Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2009	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Angel.com Incorporated 2009 Stock Incentive Plan

99.2	Form of Stock Option Agreement